CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated October 14, 2003, which is incorporated by reference, in this Registration Statement (Form N-1A Nos. 33-50350 and 811-7068) of Dreyfus Balanced Fund, Inc.


                                        ERNST & YOUNG LLP


New York, New York
December 22, 2003